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                                                                  Exhibit 23.3


                             Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Strategic Diagnostics Inc. Non-Qualified Stock Option Agreements of our report dated October 27, 1995, with respect to the consolidated financial statements of Ohmicron Corporation included in the Registration Statement (Form S-4 No. 333-17505) filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
February 5, 1997